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EXHIBIT 99.1



                                                           [HANOVER DIRECT LOGO]


CONTACT:          Hanover Direct, Inc                        The MWW Group
                  Charles E. Blue                            Rich Tauberman
                  Senior Vice President                      Tel: (201) 507-9500
                  Tel: (201) 272-3412


      Hanover Direct Announces Date and Time for Fiscal 2003 Third Quarter
                       Operating Results Conference Call

     EDGEWATER, NJ, November 07, 2003 -- Hanover Direct, Inc. today announced that a conference call with the management of Hanover Direct, Inc to review the Fiscal 2003 third quarter operating results will be held on November 10, 2003 at 3:00 p.m. Eastern Time. If you would like to participate in the call, please call 877-691-0878 (Domestic) and 973-582-2741 (International) between 2:50 p.m. and 2:55 p.m. Eastern Standard Time. The call will begin promptly at 3:00 p.m. Eastern Standard Time. A re-play of the conference will be available from 5:00 p.m. Eastern Standard Time on Monday, November 10, 2003 until 5:00 p.m. Eastern Standard Time on Tuesday, November 11, 2003 and can be accessed by calling 877-519-4471 (Domestic) and 973-341-3080 (International) and entering the Reservation No.: 4295209.


About Hanover Direct, Inc.
Hanover Direct, Inc. (AMEX: HNV) and its business units provide quality, branded merchandise through a portfolio of catalogs and e-commerce platforms to consumers, as well as a comprehensive range of Internet, e-commerce, and fulfillment services to businesses. The Company's catalog and Internet portfolio of home fashions, apparel and gift brands include Domestications, The Company Store, Company Kids, Silhouettes, International Male, Scandia Down, and Gump's By Mail. The Company owns Gump's, a retail store based in San Francisco. Each brand can be accessed on the Internet individually by name. Keystone Internet Services, LLC (www.keystoneinternet.com), the Company's third party fulfillment operation, also provides the logistical, IT and fulfillment needs of the Company's catalogs and web sites. Information on Hanover Direct, including each of its subsidiaries, can be accessed on the Internet at www.hanoverdirect.com.